Annual Shareholders Meeting May 21, 2019

FORWARD-LOOKING STATEMENTS As a reminder, we will be presenting certain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, or the Reform Act, during this presentation which may include, but are not limited to, statements regarding the Company’s, plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts. The forward-looking statements are based on management's current views and assumptions regarding future events and operating performance, and are inherently subject to significant business, economic, and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control. The statements in this presentation are made as of the date of this presentation, even if subsequently made available by the Company on its website or otherwise. The Company does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this presentation. Although the Company does not make forward-looking statements unless it believes it has a reasonable basis for doing so, the Company cannot guarantee their accuracy. Certain factors could cause actual results to differ materially from those described in these forward-looking statements. For a list of factors which could affect the Company’s results, see the Company’s filings with the Securities and Exchange Commission, “Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations,” including “Forward-Looking Information,” set forth in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2019. No undue reliance should be placed on any forward-looking  statements.

CONTENTS   Results Examined   Growth   Key Initiatives

RESULTS EXAMINED Income Statement   For the  Quarter Ended    Year Ended    March 31, 2019           December 31, 2018  December 31, 2017    Net premiums earned 12,445,914 $47,116,961 $44,213,271Net investment income  795,373    2,890,266   2,632,498 Net realized investment (losses) gains (47,426) 975,993 1,064,577 Other-than-temporary impairment losses  (16,178) (57,316) Net unrealized gains on equity securities 1,840,418 Other income (53,887)  196,649 325,127 Consolidated revenues  14,980,392  51,163,691  48,178,157   Losses and settlement expenses  9,607,290 31,262,462 29,009,833Policy acquisition costs and other operating expenses  4,850,186 18,214,983 17,307,700 Interest expense on debt 32,014  140,877 225,379 General corporate expenses 143,161 545,986 555,109 Total expenses 14,632,651 50,164,308  47,098,021 Earnings before income taxes 347,741  999,383  1,080,136  Total income tax expense 58,993 106,087 372,285 Net earnings 288,748 893,296 707,851      Other comprehensive earnings (loss) , net of tax 1,474,209 (3,808,045) 706,414       Comprehensive earnings (loss) 1,762,957 (2,914,749) 1,414,265    Unaudited

RESULTS EXAMINEDCombined Ratio By Product Line 200% 180% 160% 140% 120% 100% 80% 60% 40% 20% 0% ICC Holdings Net Combined Ratio By Product BP BL   LL  WC   UL Total 12/31/2017             12/31/2018             3/31/2019             Goal

RESULTS EXAMINED Combined Ratio By State 200% 180% 160% 140% 120% 100% 80% 60% 40% 20% 0% ICC Holdings Net Combined Ratio by State IA           IL           IN         MN       MO        WI         OH         KS         CO         MI         PA       Total 12/31/2017           12/31/2018           3/31/2019           Goal

RESULTS EXAMINED

Catastrophic Claim Activity

CAT Event Criteria	Annual Avg. During 08-17 (10 Years)	Annual Avg. During 13-17 (5 Years)	2017	2018	2019
Number of occurrence CAT events (over $500k)	0.8	0.6	2	2	1
Ceded losses from CAT occurrence treaty	$143,911	$78,444	$91,860	$826,404	$2,296,944
Number of CAT events subject to aggregate CAT treaty (over $50k)	8.1	9.8	12	18	4
Number claims in CAT events	148	151	199	192	120
Ceded losses subject to CAT aggregate treaty	$1,364,898	$1,485,575	$1,983,046	$2,140,241	$668,201
Ceded losses from CAT aggregate treaty	$397,816	$369,382	$483,046	$640,241	$0
Retained losses from all CAT events	$1,232,323	$1,495,540	$2,100,000	$2,400,000	$868,201
Reinstatement Premium	$4,680	$4,652	$9,461	$120,900	$459,278
Retained losses from all CAT events and reinstatement premium	$1,237,003	$1,500,193	$2,109,461	$2,520,900	$1,327,479

RESULTS EXAMINED

Balance Sheet

	As of		
	March 31, 2019 Unaudited	December 31, 2018	December 31, 2017
Assets			
Investments and cash:			
Fixed maturity securities	$ 89,927,455	$ 88,981,159	$ 89,605,073
Common stocks	13,701,398	11,843,223	8,534,109
Preferred stocks	—	—	3,867,429
Other invested assets	243,200	154,200	—
Property held for investment, at cost, net of accumulated depreciation	3,560,838	3,586,273	3,126,566
Cash and cash equivalents	6,409,153	4,644,784	6,876,519
Total investments and cash	113,842,044	109,209,639	112,009,696
Accrued investment income	681,569	648,321	687,453
Premiums and reinsurance balances receivable, net	22,081,040	21,404,344	19,013,262
Ceded unearned premiums	783,694	796,065	274,972
Reinsurance balances recoverable on unpaid losses and settlement expenses, net	15,108,689	6,735,964	10,029,834
Current federal income taxes	999,614	847,271	573,147
Net deferred federal income taxes	253,642	1,021,398	349,258
Federal income taxes	1,253,256	1,868,669	922,405
Deferred policy acquisition costs, net	5,243,470	5,247,188	4,592,415
Property and equipment, at cost, net of accumulated depreciation of	3,229,627	3,332,810	3,503,904
Other assets	1,046,815	1,040,193	1,301,420
Total assets	$ 163,270,204	$ 150,283,193	$ 152,335,361
Liabilities and Equity			
Liabilities:			
Unpaid losses and settlement expenses	$ 61,017,342	$ 51,447,440	$ 51,074,126
Unearned premiums	29,983,133	29,972,623	26,555,582
Reinsurance balances payable	4,544,231	993,004	327,483
Corporate debt	3,484,606	3,484,606	4,339,208
Accrued expenses	2,570,332	4,536,218	4,274,002
Other liabilities	1,217,501	1,256,003	1,663,415
Total liabilities	102,817,145	91,689,894	88,233,816
Equity:			
Common stock	35,000	35,000	35,000
Treasury stock, at cost	(3,001,395)	(2,999,995)	—
Additional paid-in capital	32,545,836	32,505,423	32,333,290
Accumulated other comprehensive earnings, net of tax	1,259,530	(1,580,976)	2,227,069
Retained earnings	32,603,153	33,680,702	32,787,406
Less: Unearned Employee Stock Ownership Plan shares at cost	(2,989,065)	(3,046,855)	(3,281,220)
Total equity	60,453,059	58,593,299	64,101,545
Total liabilities and equity	$ 163,270,204	$ 150,283,193	$ 152,335,361

ICC HOLDINGS

RESULTS EXAMINED Historical Book Value Per Share $18.40 $18.30 $18.20 $18.10 $18.00 $17.90 $17.80 $17.70 $17.60 $17.50 $17.40

CONTENTS   Results Examined   Growth  Key Initiatives

GROWTH  Positive Premium Growth $70,000,000 $60,000,000 $50,000,000 $40,000,000 $30,000,000 $20,000,000 $10,000,0002010     2011     2012     2013     2014     2015     2016     2017     2018    2019 Projected

GROWTH Geographic Expansion Currently Doing Business Licensed Only Application to be Filed

CONTENTS   Results Examined   Growth   Key Initiatives

STRATEGIC INITIATIVES Efficiency Customer Experience Online Rating Auto-Renewal of Insurance Policies Real-Time Interface Rate Adequacy Improved Profitability

STRATEGIC INITIATIVES Average Premium Per Policy Average Premium by Line of Business Avg. BP Premium has increased by 40% while Avg. Exposure has increased by 12% since 2011 $7,000 $6,000 $5,000 $4,000 $3,000 $2,000 $1,000 $0 2011                      2012                      2013                      2014                      2015                      2016                      2017                      2018                   2019 Ql- Avg. BP Premium         - Avg LL Premium         - Avg. UL Premium         -Avg. WC Premium        -Avg Bldg & BPP Limit $1,200,000 $1,000,000 $800,000 $600,000 $400,000 $200,000 $0

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